UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual and special meeting of shareholders of Ritchie Bros. Auctioneers Incorporated (the “Company”) on May 8, 2023, the Company’s shareholders approved a special resolution authorizing the Company to amend its articles to change its corporate name from “Ritchie Bros. Auctioneers Incorporated” to “RB Global, Inc.” or such other name as is acceptable to the Company and applicable regulatory authorities.

On May 17, 2023, the Company filed an amendment to its Articles of Amalgamation (the “Articles of Amendment”) to change the Company’s name from “Ritchie Bros. Auctioneers Incorporated” to “RB Global, Inc.” effective May 23, 2023 at 12:01 a.m. Pacific Daylight Time (the “Name Change”).

This summary of the Articles of Amendment is qualified in its entirety by reference to the full text of the Articles of Amendment, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this description by reference.

Item 7.01	Regulation FD Disclosure.

In connection with the Name Change, the CUSIP number of the Company’s common shares will be changed to 74935Q107. Trading of the Company’s common shares on the Toronto Stock Exchange and New York Stock Exchange will continue under the existing ticker symbol “RBA” and is expected to begin trading under the new name and new CUSIP on May 23, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
3.1	Articles of Amendment.
104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ritchie Bros. Auctioneers Incorporated

Date: May 18, 2023	By:	/s/ Ryan Welsh
Ryan Welsh
Vice President Legal & Corporate Secretary